                                                                   EXHIBIT 10.14



                            STOCK PURCHASE AGREEMENT


       This STOCK PURCHASE AGREEMENT is made and entered into as of the 20th day of September, 1995, among PACKAGED ICE, INC., a Texas corporation (the "Company"), and the Investors named in Schedule A attached hereto and incorpo-rated herein by reference (collectively "Investors" and individually "Inves-tor").


                              W I T N E S S E T H:

       WHEREAS, to obtain additional equity financing, the Company desires to issue and sell shares of its $.01 par value Common Stock ("Common Stock") to the Investors, and each Investor desires to purchase such Common Stock, at the prices, on the terms, and subject to the conditions as set forth in this Agreement;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                         PURCHASE AND SALE OF SECURITIES

       1.1 Authorization of Securities. The Company will authorize the issuance and sale of 270,000 shares of Common Stock (sometimes referred to as the "Securities").

       1.2 Issuance and Sale of Securities. At the Closing, subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to issue and sell to each Investor, and each Investor severally agrees to purchase from the Company, the number of shares of Common Stock, at the respective purchase prices, as set forth opposite the name of each Investor on Schedule A hereto.

       1.3 Delivery and Payment. At the Closing, the Company will execute and deliver to each Investor certificates evidencing the number of shares of Common Stock purchased hereunder, as set forth opposite the name of each Investor on Schedule A hereto, against payment, in immediately available funds, by each Investor to the Company of the purchase price for the shares of Series A Preferred Stock and Common Stock as set forth opposite the name of each Investor on Schedule A hereto.

       1.4 Closing. The consummation of the issuance, sale and purchase of the Common Stock to be purchased pursuant to this Agreement shall be effected (the "Closing") at the offices of Vinson & Elkins, 2300 First City Tower, 1001 Fannin Street, Houston, Texas 77002-6760, commencing at 10:00 a.m., on September 20, 1995 (the "Closing Date") or at such other time or place as the Company and the Investors shall mutually agree.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to the Investors as follows:

       2.1 Organization and Standing of the Company. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to issue the Securities and to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is required.

       2.2 Capitalization of the Company. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 2,626,371 shares are issued and outstand-ing and 5,000,000 shares of preferred stock, par value $.01 per share, 450,000 of which are outstanding. Except as set forth on Section 2.2 of the Disclosure Schedule, attached hereto as Schedule B and incorporated herein by reference (the "Disclosure Schedule"), at the Closing there will be no other warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of the Company or its subsidiary, or notes, securities or other instruments convertible into or exchangeable for capital stock of the Company, nor any commitments, agreements or understandings by or with the Company. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

       2.3 Duly Issued. All of the issued and outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and non-assessable. Upon issuance and delivery to each of the Investors of the number of shares of Common Stock set forth opposite each Investor's name on Schedule A against payment of the purchase price therefor pursuant to this Agreement, such shares will be validly issued, fully paid and non-assessable.

       2.4 Authorization. This Agreement has, and each other agreement required to be entered into by the Company pursuant to the terms and conditions hereof, when executed and delivered by the Company, will have been duly authorized, executed and delivered by and on behalf of the Company, and will constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

       2.5 Subsidiaries. Except as set forth on Section 2.5 of the Disclo-sure Schedule, the Company has no subsidiaries and does not, directly or indirectly, own any interest in any





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corporation, partnership, firm or other business entity.  The Company is not a participant in any joint venture, partnership, or similar agreement.  Section
2.5 of the Disclosure Schedule accurately sets forth the name of each corpora-tion, partnership, firm or other business entity in which the Company has an interest, the state of organization, and the percentage ownership by the Company.

       2.6     Financial Position.

              (a) Attached hereto as Section 2.6 of the Disclosure Schedule is the Company's unaudited, consolidated balance sheet as of December 31, 1994 (the "1994 Balance Sheet"), and the related unaudited, consolidated statements of income and cash flow for the fiscal year then ended, together with the draft report thereon of Deloitte & Touche, certified public accountants, and the unaudited, consolidated balance sheet of the Company as at July 31, 1995 (the "July 31 Balance Sheet"), and the related, unaudited consolidated statements of income and cash flow for the seven month period ended on July 31, 1995 (such balance sheets and related statements are collectively referred to herein as the "Financial Statements"). Except as set forth in Section 2.6 of the Disclosure Schedule, the Financial Statements present fairly the financial position of the Company and its subsidiaries as of such dates, respectively, all in conformity with generally accepted accounting principles, consistently applied, following in the case of the interim financial statements the Company's normal internal accounting practices.

              (b) Except as set forth on Section 2.6 of the Disclosure Schedule, since the date of the July 31 Balance Sheet, no event or condition has occurred, and no event or condition is to the knowledge of the Company's officers threatened, which has had a materially adverse effect, or could reasonably be expected to have a materially adverse effect, on the Company's or any subsidiary's properties, assets, or financial position. Except as set forth in Section 2.6 of the Disclosure Schedule, the Company has no material liabilities or financial obligations not disclosed in the July 31 Balance Sheet. Except as disclosed in the Financial Statements, the Company is not an indemnitor or guarantor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain its books and records in accordance with generally accepted accounting principles consistently applied. Except as set forth in Section 2.6 of the Disclosure Schedule, since the July 31 Balance Sheet, neither the Company nor its subsidiaries has (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company or its subsidiaries; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment or distribution to its shareholders as such or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (iv) sold, transferred or leased any of its assets except in the ordinary course of business; (v) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement. There has been no material adverse change in the condition, financial or otherwise, or operations, results of operations or business of the Company or its subsidiaries since the July 31 Balance Sheet.





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
       2.7 Tax Returns. Each of the Company and its subsidiaries has timely filed all Tax Returns required by law and has paid all Taxes required to be paid, together with any penalties and interest. These Tax Returns are true and correct in all material respects. There is no pending dispute with any taxing authority relating to any of the Company's or subsidiaries' returns. There is no tax audit of any return of the Company or any subsidiaries pending or currently in process. The Company and its subsidiaries have paid all Taxes and assessments determined to be owing as a result of any prior audit. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made other elections that would have a material adverse effect on the business, properties, prospects or financial condition of the Company. The Company and its subsidiaries have withheld or collected from each payment made to each employee, the amount of all Taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving offices or authorized depositories. For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, liabilities, additional amounts, penalties and additions to tax; and (ii) the term "Tax Return" shall mean any report, return, information return or other document (including related or supporting information) filed or required to be filed by the Company or its subsidiaries with any governmental or regulatory authority or other authority in connection with the determination, assessment or collection of any Taxes (whether or not such Taxes are imposed on the Company or its subsidiaries) or the administration of any law, regulation or administrative requirements relating to any Taxes.

       2.8 Title to Properties. Except as set forth on Section 2.8 of the Disclosure Schedule, each of the Company and its subsidiaries has good and marketable title to, and the exclusive use of, all of its tangible properties and assets, free and clear of all mortgages, liens, claims and encumbrances.

       2.9    ERISA

              (a) The Company, each subsidiary and each ERISA Affiliate have complied in all material respects with the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and, where applicable, the Internal Revenue Code as amended ("Code") regarding each Plan. "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or any subsidiary would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

              (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code. "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed





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
to by the Company, any subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Company, any subsidiary or an ERISA Affiliate.

              (c) No act, omission or transaction has occurred which could result in imposition on the Company, any subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

              (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (other than for the payment of current premiums which are not past due) by the Company, any subsidiary or any ERISA Affiliate has been or is expected by the Company, any subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred. "ERISA Event" shall mean
(i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

              (e) Full payment when due has been made of all amounts which the Company, any subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

              (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

              (g) None of the Company, any subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

              (h) None of the Company, any subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored,





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
maintained or contributed to, any Multiemployer Plan. "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

              (i) None of the Company, any subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

       2.10 No Breach. Except as set forth on Section 2.10 of the Disclosure Schedule, neither the Company nor its subsidiaries is in breach or default of any term or provision of their respective Articles of Incorporation or bylaws, or any material term or provision of any mortgage, indenture, instrument, lease, contract, commitment or other agreement to which the Company or any of its subsidiaries is a party or by which it is bound, or of any provision of any governmental statute, rule or regulation applicable to or binding upon the Company or any of its subsidiaries. Neither the execution and delivery of this Agreement and the other agreements required to be executed and delivered pursuant to the terms and conditions of this Agreement nor the consummation of the transactions contemplated thereby will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, (i) the Articles of Incorporation or bylaws of the Company or any of its subsidiaries, (ii) any agreement or instrument to which the Company or any of its subsidiaries is now a party or by which any of them is bound, or (iii) any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding on the Company or any of its subsidiaries, or (b) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or any of its subsidiaries.

       2.11 Litigation. Except as set forth on Section 2.11 of the Disclosure Schedule, there is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the officers of the Company, threatened against or relating to the Company, its subsidiaries, or their respective properties or business.

       2.12 Court Orders, Decrees, Etc. There is no outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or adversely affecting the Company, its subsidiaries, or their respective properties or business.

       2.13 Franchises, Permits, and Consents. Each of the Company and its subsidiaries possesses all governmental franchises, licenses, permits, consents, authorizations, exemptions and orders, required by the Company and its subsidiaries to carry on their businesses as now being conducted. All registrations, designations and filings with all governmental authorities required in the conduct of the businesses of the Company or its subsidiaries or in connection with the consummation of the transactions contemplated by this Agreement have been made or obtained.

       2.14 Insurance. The Company and its subsidiaries have in force, and have paid all premiums due on, liability, casualty and other insurance policies in the amounts and of the types set forth on Section 2.14 of the Disclosure Schedule.

       2.15 Securities Law Compliance. The offer, issuance and sale of the Securities to be issued hereunder has been made in compliance with all applicable federal and state securities laws.





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
Neither the Company nor anyone acting on its behalf has offered any of the Securities (or similar securities) for sale to, or solicited offers to buy any of the Securities (or similar securities) from, any prospective purchaser, so as to make the issuance and sale of the Securities hereunder subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

       2.16 Finders' Fees. Except as set forth on Section 2.16 of the Disclosure Schedule, the Company has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement.

       2.17 Intellectual Property. Except as set forth on Section 2.17 of the Disclosure Schedule, to the actual knowledge of the Company's officers:

              (a) The Company and its subsidiaries own or have the right to use pursuant to license, sublicense, public domain, agreement, or permission
(i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, together with all reissuances, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(vi) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium) (collectively, "Intellectual Property"), currently being used in the operation of the Company's business.

              (b) None of the Company and its subsidiaries has knowingly interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company's officers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation, including any claim that any of the Company and its subsidiary must license or refrain from using any Intellectual Property rights of any third party. To the knowledge of any of the officers of the Company and its subsidiaries, no third party has interfered with, infringed upon, or misappro-priated in any material respect any Intellectual Property rights of any of the Company and its subsidiaries.

              (c) The Disclosure Schedule identifies each patent or registration which has been issued to any of the Company and its subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Section 2.17 of the Disclosure Schedule also identifies each trade name or unregistered trademark





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
used by any of the Company and its subsidiaries. With respect to each such item of Intellectual Property required to be identified in the Disclosure
Schedule:

                     i. the Company and its subsidiaries possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                     ii.    except as set forth on the Disclosure Schedule the
item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                     iii. except as set forth on the Disclosure Schedule no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any of the officers of the Company and its subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

              (d) Section 2.17 of the Disclosure Statement identifies each material item of Intellectual Property that any third party owns and that any of the Company and its subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company has delivered or made available at its offices to the Investors correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of Intellectual Property required to be identified in the Disclosure Schedule:

                     i. the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                     ii. the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                     iii. no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                     iv. no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                     v. except as set forth on the Disclosure Schedule none of the Company and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

       2.18 Environment, Health, and Safety. To the actual knowledge of the Company's officers, each of the Company and its subsidiaries has complied in all material respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereun-
der) of federal, state, local, and foreign governments (and all agencies thereof) which have jurisdiction over the Company and its subsidiaries concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to





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
emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company and its subsidiaries has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, require-ments, obligations, schedules, and timetables which are contained in such laws.

       2.19 Product Liability. To the actual knowledge of the Company's officers, none of the Company and its subsidiaries has any liability (and to such officers' actual knowledge there is no factual basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its subsidiaries.

       2.20 Conflicts of Interest. Except as disclosed in Section 2.20 of the Disclosure Schedule, no officer, director or shareholder of the Company or its subsidiaries or any affiliate of any such person has any direct or indirect interest (a) in any entity which does business with the Company or its subsidiaries, or (b) in any property, asset or right which is used by the Company or any subsidiary in the conduct of business, or (c) in any contractual relationship with the Company or any of its subsidiaries other than as an employee.

       2.21 Company Equipment. The Company's ice bagging equipment manufac-tured by Lancer Corporation (the "Equipment") has received approval by the National Sanitation Foundation. To the knowledge of the Company, the ice making equipment manufactured by Hoshizaki America, Inc. has received approval of the National Sanitation Foundation. The list of equipment currently installed set forth in Section 2.21 of the Disclosure Schedule is true and correct as of the date hereof. The Equipment functions in accordance with its intended purpose, and has no design defects.

       2.22 Material Contracts. Set forth in Section 2.22 of the Disclosure Schedule are the following:

              (a) A list of all written and oral contracts, agreements, subcontracts, purchase orders, commitments and arrangements involving payments remaining to or from the Company or any of its subsidiaries in excess of $10,000, and other agreements material to the Company's or its subsidiaries' business to which the Company or any of its subsidiaries is a party or by which it is bound under which full performance (including payment) has not been rendered by any party thereto;

              (b) A listing of all employment agreements, consulting agree-ments, noncompetition agreements, all nondisclosure agreements which restrict the Company from





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
disclosing information obtained from third parties, entered into or adopted by the Company or any of its subsidiaries;

              (c) A listing of all deeds of trusts, mortgages, security agreements, pledge agreements and other agreements or arrangements whereby any of the assets or properties of the Company or any of its subsidiaries are subject to any lien, encumbrance, security interest or charge.

       2.23 Disclosure. The Company has not knowingly withheld from the Investors any material facts relating to the assets, business, operations, financial condition or prospects of the Company or its subsidiaries. The representations and warranties contained in this Agreement and all other agreements being entered into in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.


                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

       Each of the Investors severally, and not jointly, represents and warrants to the Company, the following:

       3.1 Authorization. This Agreement has been duly executed and deliv-ered by such Investor and constitutes the valid and binding agreement of the Investor enforceable in accordance with its terms, and each other agreement required to be entered into by the Investor pursuant to the terms and condi-tions hereof, when executed and delivered by the Investor will constitute the valid and binding agreement of the Investor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. If the Investor is not a natural person, it has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

       3.2 Securities Not Registered. The Investor is acquiring the Securi-ties for investment purposes only, for his own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The Investor has been advised that the Securities being purchased and issued hereunder have not been registered under the Securities Act or applicable state securities laws and that such shares must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor acknowledges and agrees that the certificates evidencing the Securities will bear a restrictive legend in substantially the following form:

       THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN OPINION





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
       OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED

and that such instruments will bear such restrictive or other legends as are required by applicable state laws.


       3.3 Access to Information. The Company has made available to the Investors the opportunity to ask questions of and to receive answers from the Company's officers, directors and other authorized representatives concerning the Company and its business and prospects and each Investor has bee permitted to have access to all information which he has requested in order to evaluate the merits and risks of the purchase of the Securities hereunder.

       3.4 Investor Due Diligence. In making the investment in the Company and its Securities, the Investor is not acting on the basis of, or relying upon, any promotional materials, business plans, financial projections, representations or warranties other than those express representations and warranties contained in this Agreement, and the Investor has performed its own due diligence and has independently made such studies and investigations of the Company's business, the market for the Company's products and services, the Company and its management, as the Investor deems necessary to formulate its decision to purchase Securities pursuant to the terms of this Agreement.

       3.5 Investment Experience. The Investor (i) has such knowledge, skill and experience in financial, business and investment matters relating to an investment of this type, that it is capable of evaluating the merits and risks of the purchase of the Securities, (ii) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (iii) has the ability to bear the risk of losing his entire investment in the Securities.

       3.6 Finders' Fees. The Investor has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement.


                                    ARTICLE 4

                            COVENANTS OF THE COMPANY

       The Company covenants and agrees that, unless a written waiver in accordance with the provisions of Section 11.2 of this Agreement is first obtained, from and after the Closing Date the Company will fully comply with each of the following covenants of this Article 4.

       4.1 Books of Account. The Company will, and will cause each of its subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Securities and Exchange Commission and who are one of the so-called "Bix Six" accounting firms, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accor-dance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its subsidiaries as will satisfy the requirements of the Securities and Exchange Commission in effect at such time with respect to certificates and opinions of accountants.

       4.2 Furnishing of Financial Statements and Information. The Company will deliver to each Investor:

              (a) as soon as practicable, but in any event within 30 days after the close of each month, unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such month, together with the related consolidated statements of operations and cash flow for such month, setting forth the budgeted figures for such month prepared and submitted in connection with the Company's annual plan as required under Section 4.3 hereof, all in reasonable detail in a form consistent with prior periods and certified by an authorized accounting officer of the Company, subject to year-end adjustments;

              (b) as soon as practicable, but in any event within 180 days after the end of each fiscal year, a consolidated balance sheet of the Company and its subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

              (c) within 90 days after the end of each fiscal year, written notice of the current Conversion Price for the Series A Preferred Stock, including a brief statement indicating any adjustments reasonably anticipated;

              (d) promptly after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accounts in connection with any annual or interim audit of the accounts of the Company or any of its subsidiaries made by such accountants;

              (e) promptly after transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Securities and Exchange Commission pursuant to any act administered by the Securities and Exchange Commission or furnished to shareholders of the Company or to any national securities exchange;

              (f) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any subsidiaries as is available to the Company and as from time to time the Investors may reasonably request;

              (g) promptly following the issuance of any additional shares of Common Stock or of any securities convertible into Common Stock, or any options, warrants or other rights to purchase additional shares of Common Stock or convertible securities, written notice of the amount of securities so issued and the total consideration received therefor; and

              (h) within 10 days after the Company learns in writing of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company, any of its subsidiaries or their respective businesses, assets or properties, written notice of the nature and extent of such suit or proceeding.

       4.3 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and the other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to each Investor.

       4.4 Inspection. The Company will permit the Investors, or any designee thereof, to visit and inspect the properties of the Company or any of its subsidiaries, including the financial books and records thereof, and the right to take extracts therefrom, and discuss the affairs, finances and accounts thereof with the appropriate officers, all at reasonable times upon reasonable notice, and as often as reasonably may be requested.

       4.5 Use of Proceeds. The Company will use the proceeds of the investments made by the Investors to pay expenses incurred in connection with this Agreement, lease or purchase the components of systems which make, bag and merchandise packaged ice and/or dispense purified water (collectively, "Systems"), install Systems in retail and industrial locations, purchase inventories (including, without limitation, replacement parts and plastic bags), market the Systems, maintain the Systems, make acquisitions of other related businesses, and for general working capital purposes related to the Company's business.

       4.6 Other Restrictions. Without the prior approval of the Board of Directors of the Company by an affirmative vote of at least two-thirds of its members, neither the Company nor its subsidiaries will do any of the following:

              (a) declare or pay any dividend or make any other distribution on any shares of its capital stock other than those payable solely in shares of common Stock, or purchase, redeem or otherwise acquire for any consideration, or set aside a sinking fund or other fund for the redemption or repurchase of any shares of capital stock or any warrants, rights or options to purchase shares of capital stock.

              (b) grant to the holders of any securities issued or to be issued by the Company a "demand" right to register such securities under the Securities Act.

              (c) guarantee, endorse or otherwise be or become contingently liable, or permit any subsidiary to guarantee, endorse or otherwise become contingently liable, in connection with the obligations, in excess of one million dollars ($1,000,000) in the aggregate, securities or dividends of any person, firm, association or corporation (other than the Company and any 100% owned subsidiary), except that the Company and any subsidiary may endorse negotiable instruments for collection in the ordinary course of business;

              (d) make or permit any subsidiary to make loans or advances to any person (including without limitation to any officer, director or share-holder of the Company or any officer or director of any subsidiary), firm, association or corporation, except advances to suppliers, customers and employees made in the ordinary course of business; or

              (e) make any material change in the nature of its business as carried on at the date of this Agreement;

              (f) organize any subsidiary, joint venture or partnership, or acquire a business (by asset purchase, stock purchase, merger or otherwise), acquire any assets or make any investment in excess of $500,000 in the Same Line of Business as is currently pursued by the Company. "Same Line of Business" shall mean the distribution of packaged ice systems and bags for use in those systems.

              (g) organize any subsidiary, joint venture or partnership, or acquire a business (by asset purchase, stock purchase, merger or otherwise) in any activity which is not in the Same Line of Business as is currently pursued by the Company.

              (h) issue any securities (including without limitation options, warrants, other rights to purchase capital stock or convertible securities of the Company) at a price which would result in an adjustment of the Conversion Price for the Series A Preferred Stock pursuant to the Certificate of Designation; or

              (i) mortgage, pledge, or create a security interest in all or substantially all of the Company's assets as collateral.


                                    ARTICLE 5

                      CONDITIONS TO INVESTORS' OBLIGATIONS

       The obligation of each Investor to purchase and pay for the Securities to be delivered to it hereunder at the Closing Date is subject to the fulfill-ment, on or before the Closing Date, of each of the following conditions:

       5.1 Compliance with Representations and Warranties. The representa-tions and warranties contained in Article 2 hereof shall be true on and as of the Closing Date with the same effect as though made on and as of that date, and the Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by the Company prior to or at the Closing.

       5.2 Compliance Certificate. The Company shall have delivered to the Investors a certificate, dated as of the Closing Date and signed by the Company's President, certifying that the conditions in this Article 5 required to be fulfilled prior to the Closing Date have been fulfilled.

       5.3 Opinion of Counsel. The Company shall have delivered to the Investors the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated the Closing Date, substantially in the form of Exhibit 5.3.

       5.4 Investment by Other Investors. On the Closing Date, concurrently with the purchase by such Investor, each other Investor shall have purchased and paid for the Securities being purchased by it hereunder.

       5.5 Voting Agreement. The holders of at least 80% of the outstanding Common Stock shall have entered into the Amended and Restated Voting Agreement in the form of Exhibit 5.5 attached hereto.

       5.6 Shareholders Agreement. The holders of at least 80% of the outstanding Common Stock shall have entered into the Amended and Restated Shareholders Agreement in the form of Exhibit 5.6 attached hereto.

       5.7 Parallel Exit Agreement. James F. Stuart, Jack Stazo, the Company and each Investor shall have entered into the Parallel Exit Agreement in the form of Exhibit 5.7 attached hereto ("Parallel Exit Agreement").


                                    ARTICLE 6

                       CONDITIONS TO COMPANY'S OBLIGATIONS

       The obligation of the Company to issue and sell the Securities to the Investors hereunder is subject to the fulfillment by each Investor, at or before the Closing, of the following conditions:

       6.1 Compliance with Representations and Warranties. The representa-tions and warranties of each of the Investors contained in Article 3 hereof shall be true on and as of the Closing Date with the same effect as though made on that date (except to the extent that any representations and warranties of the Company specifically apply to conditions existing at a particular date).

       6.2 Other Agreements. Each of the Investors shall have entered into the Amended and Restated Shareholders Agreement.

                                    ARTICLE 7

                                 INDEMNIFICATION

       The Company shall indemnify and hold harmless the Investors, and the Investors, severally and not jointly and severally, shall indemnify and hold harmless the Company, against all claims, liability, damage, loss, cost and expense (including reasonable attorneys' and accountants' fees) incurred by the indemnified party or parties as a result of or in connection with the breach by the indemnifying party or parties of any representation, warranty or covenant contained in this Agreement or in any other agreement entered into pursuant to the terms and conditions of this Agreement and any and all actions, suits, proceedings, claims, demands and judgments incident to or alleged to be incident to any of the foregoing.


                                    ARTICLE 8

                     RIGHT TO PURCHASE ADDITIONAL SECURITIES

       8.1 First Refusal Rights. Subject to the terms and conditions of this Article 8, the Company hereby grants to each Investor (referred to hereinafter in this Article 8 as the "Offeree") a right of first refusal to purchase all or any part of any issue of New Securities (as defined hereinbelow) that the Company (or any subsidiary whose capital stock will not be wholly owned, directly or indirectly, by the Company upon completion of any such issuance) may from time to time after the Closing Date propose to issue.

       8.2 Definition of New Securities. "New Securities" shall mean any capital stock, any rights, options, or warrants to purchase or subscribe for capital stock, and any securities or other instruments of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock; provided, however, that "New Securities" shall not include (i) securities offered and sold by the Company pursuant to a Public Offering (as hereinafter defined); (ii) shares of the Company's Common Stock (or related options or rights) issued to the Company's employees and directors pursuant to a plan adopted by the Board of Directors; (iii) Common Stock issued by the Company upon the conversion of the Series A Preferred Stock; and (iv) shares of the Company's capital stock issued in connection with any existing option or right listed on the Disclosure Schedule, stock split or stock dividend by the Company.

       8.3 Notice and Allocation Periods. If the Company or, when applica-ble, its subsidiary, proposes to undertake a bona fide issuance of New Securities, then it shall give each Offeree written notice of its intention, describing the type of New Securities, the price, the number of shares to be offered, and the general terms upon which such securities are proposed to be offered. Each Offeree shall be given at least twenty (20) days' prior written notice within which to agree to purchase all or any part of its Pro Rata Share (as hereinafter defined) of such issuance of New Securities for the price and upon the general terms specified in said notice by giving written notice to the issuer within such period and stating therein the quantity of New Securities to be purchased by it. "Pro Rata Share" shall mean, with respect to each Offeree, that portion of the number of shares of New

Securities proposed to be issued which equals the proportion that (a) the number of shares of Common Stock held by the Offeree immediately prior to the proposed issuance, plus the number of shares of Common Stock which would then be issuable to the Offeree assuming that all securities of the Company convertible into or exchangeable for Common Stock had been converted or exchanged, bears to (b) the total number of shares of Common Stock issued and outstanding immediately prior to the proposed issuance, assuming that all securities of the Company convertible into or exchangeable for Common Stock had been converted or exchanged.

       8.4 Right of Company to Sell New Securities. If the Offeree fails to exercise in full its right of first refusal within the applicable period set forth above, then the Company or, when applicable, its subsidiary shall have one hundred twenty (120) days thereafter to sell the New Securities respecting which the rights set forth herein were not exercised at a price and upon general terms no more favorable to the purchaser thereof than specified in the notice to the Offerees. If such New Securities have not been sold within such 120-day period, then the Company or, when applicable, its subsidiary shall not thereafter issue or sell any New Securities without first offering them to the Offeree in the manner provided above.

       8.5 Public Offering. Reference to the term "Public Offering" in this Agreement shall mean a bona-fide firm commitment underwritten public offering of shares of the Company's Common Stock made through a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, which results in gross proceeds to the Company of not less than $7.5 million.

       8.6 Termination. This Article 8 shall continue in effect from the date of this Agreement until the Company has completed a Public Offering.


                                    ARTICLE 9

                               REGISTRATION RIGHTS

       9.1    Definitions.  As used in this Article 9:

              (a) The terms "register," "registered" and "registration" refer to a registration of securities effected by preparing and filing a registration statement in compliance with the Securities Act (and all related registrations or qualifications required under state securities laws) and the declaration or ordering of the effectiveness thereof.

              (b) The term "Registerable Securities" means (i) shares of Common Stock, and (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to or in exchange for shares of Common Stock; provided, that, "Registerable Securities" shall not include any Common Stock which has previously been offered and sold pursuant to an effective registration statement under the Securities Act.

              (c) The term "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

       9.2    Piggyback Registration.

              (a) Each time the Company determines to register any of its equity securities for the account of a holder of Common Stock (other than a registration solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable), the Company shall (i) promptly give to each Investor written notice thereof, and (ii) include in the registration, and in any underwritten offering made in connection therewith, the Registerable Securities of the Investors specified in any written requests given to the Company by any such Investor desiring to participate in the registration and offering within five (5) days after the date of the Company's notice to the Investors.

              (b) If the registration is in connection with an underwritten offering, the right of any Investor to registration pursuant to this Section shall be conditioned upon the Investor's participation in the underwriting and the inclusion of the Investor's Registerable Securities in the underwriting. All Investors proposing to distribute Registerable Securities through the underwriting (together with the Company and any other shareholders distributing their securities through the underwriting) shall enter into an underwriting agreement in customary form with the underwriter selected by the Company. Notwithstanding any other provision of this Section 8.2, if the underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registerable Securities to be included in the registration and underwriting. If necessary, the Registerable Securities to be included in the registration and underwriting will be allocated among all Investors who have elected to participate therein and other shareholders who have been given the right to participate therein, proportionately, based upon the number of shares of Registerable Securities held by each participating shareholder. Subject to the terms and conditions of the underwriting agreement, any participating shareholder may elect at any time to withdraw from the registration and underwriting by written notice to the Company, the underwriter and the other participants.

       9.3 Expenses of Registration. All expenses incurred in connection with any registration pursuant to this Article, including without limitation, all related registration or filing fees, printing expenses, escrow fees, fees of counsel for the Company and one special counsel retained by the participat-ing shareholders, and accountants' and other experts' fees, shall be borne by the Company; provided, however, that the Company will not be required to pay stock transfer taxes or underwriters' fees, discounts or commissions allocable to the Registerable Securities.

       9.4 Registration Procedures. The Company shall keep each Investor participating in a registration pursuant to this Article fully informed of the progress thereof. At its expense, the Company will (a) keep the registration effective for so long as is reasonably necessary, but in no event for longer than nine months, and (b) furnish a number of prospectuses (preliminary, final and amended) and other documents incident thereto as an Investor from time to time reasonably may request.

       9.5    Indemnification.

              (a) With respect to any registration pursuant to this Article, the Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each participating Investor, each such Investor's partners, officers and directors, each participating underwriter, and each person, if any, who controls, is controlled by or is under common control with any such Investor or underwriter within the meaning of the Securities Act (hereinafter collectively referred to as the "Investor-Underwriters"), as follows:

                     i. against any and all loss, liability, claim, damage and expense whatsoever arising out of any alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law (collectively, such untrue statements, omissions, or violations being referred to herein as a "Violation"), unless the Violation or alleged Violation was made in reliance upon and in conformity with written information furnished to the Company by the Investor-Underwriter expressly for use in the registration statement (or any amendment thereto) or preliminary prospectus or prospectus (or any amendment or supplement thereto);

                     ii. against any and all loss, liability, claim, damage, and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any alleged Violation, if the settlement is effected with the written consent of the Company which consent shall not be unreasonably withheld; and

                     iii. against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against or settling any litigation, commenced or threatened, or any claim whatsoever based upon any alleged Violation.

              In no case will the Company be liable under the foregoing indemnity with respect to any loss, liability, claim, damage or expense with respect to any claim made against an Investor-Underwriter unless the Company is notified in writing of the commencement and the nature of any action, including any governmental action, within a reasonable time after the commencement thereof, but failure to notify the Company will not relieve the Company from any liability which it may have incurred otherwise than on account of the foregoing indemnity. In case of any such notice, the Company may participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, assume the defense of the action, but if it elects to assume the defense, the defense will be conducted by counsel chosen by it and approved by the Investor-Underwriters and other defendants, if any, in the action, which approval will not be withheld unreasonably. If the Company elects to assume the defense of any action and retain counsel as herein provided, the

Investor-Underwriters and other defendants, if any, will bear the fees and expenses of any additional counsel thereafter retained by them.

              (b) Each participating Investor shall, upon the written request of the Company, agree to indemnify and hold harmless the Company to the same extent and subject to the same terms and conditions as are set forth above for the Company, but only with respect to written information expressly provided by the Investor for use in a registration statement or prospectus.

       9.6 Reports Under the Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of any rule or regulation under the Securities Act which may permit the sale of the Registerable Securities to the public without registration, the Company will:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times as required pursuant to the 1934 Act following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

              (c) furnish to each Investor forthwith upon its request (i) a written statement by the Company as to its compliance with the public informa-tion requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) any other reports, documents and information as reasonably may be requested in availing any Investor of any rule or regulation of the SEC permitting the sale of securities without registration.

       9.7 Future Rights. In the event that the Company grants to any person piggy back registration rights which are more favorable than the piggy back registration rights granted to the Investors hereunder, the provisions of this Article shall automatically be amended to incorporate the more favorable piggy back registration rights granted to such person.

                                   ARTICLE 10

                            1991 INVESTMENT AGREEMENT

       This Stock Purchase shall be deemed to be the Third Closing pursuant to the 1991 Investment Agreement dated June 7, 1991 ("Investment Agreement") between the Company and certain Investors as amended by that certain First Amendment to Investment Agreement dated December 31, 1991 and that certain Stock Purchase Agreement dated December 23, 1993. After the Closing, the Investment Agreement shall be terminated in all respects and neither the Company nor any Investor under that Agreement shall claim any rights, obliga-tions or liabilities pursuant thereto. However, this Article 10 shall not terminate or otherwise affect any rights of Steven P. Rosenberg ("Rosenberg") pursuant to the Option Agreement dated June 9, 1992 ("Option Agreement") whereby Rosenberg has the option to acquire up to 80,358 shares of the Company's common stock or any rights or obligations of the Company pursuant to that Option Agreement.


                                   ARTICLE 11

                                  MISCELLANEOUS

       11.1 Notices. All notices, requests, demands and other communications hereunder, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, shall be in writing and shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail, and shall be deemed to have been duly given when actually received, or when mailed, first class postage prepaid, certified mail, return receipt requested, to an Investor at the address set forth below his name on Schedule A hereto, to the Company at the address set forth below, or to such other address as may be designated hereafter by prior written notice from the recipient to the sender:

       If by mail, to:                     Packaged Ice, Inc.
                                           P.O. Box 79233
                                           Houston, Texas 77279-9233


       If by hand delivery or
       overnight mail, to:                 Packaged Ice, Inc.
                                           8572 Katy Freeway, Suite 101
                                           Houston, Texas 77024

       If by FAX, to:                      Packaged Ice, Inc.
                                           Fax: (713) 464-4681

       11.2   Modification and Waiver.

              (a) No amendment or modification to this Agreement shall be made.

              (b) Approval, wavier and consent by the Investors hereunder shall require the affirmative vote of the holders of two-thirds of all Securities held by said Investors.

              (c) Notwithstanding anything to the contrary herein contained, the fulfillment by the Company of a condition precedent to an Investor's obligation to purchase Securities hereunder may be waived from time to time by any such Investor by written consent to, or waiver of, any such condition.

       11.3 Termination. This Agreement shall continue in effect from the date of execution until the Company has completed an initial Public Offering.

       11.4 Conflicts. If there shall be any conflict between any provision of this Agreement and any provision of the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, the conflicting provision of such other agreements shall control.

       11.5 Gender. Wherever herein, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

       11.6 Headings. The headings contained in this Agreement, and in each other agreement required to be entered into pursuant to the terms and condi-tions of this Agreement, are for reference purposes only and shall not in any way affect their meaning or interpretation.

       11.7 Counterparts. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instru-ment.

       11.8 Parties in Interest. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, shall, except as may otherwise be specifically provided to the contrary therein, inure to the benefit of and be binding upon each of the parties hereto and thereto, as the case may be, and their respective heirs, executors, legal representatives, successors and assigns.

       11.9 Survival. All covenants, agreements, representations and warran-ties made herein, and in each other agreement required to be entered into pursuant to the terms and conditions of this

Agreement, or otherwise in writing in connection therewith, shall survive the execution and delivery thereof and the consummation of the transactions contemplated thereby.

       11.10 Entire Agreement. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, embody the entire agreement and understanding between the parties thereto, and supersede all prior agreements and understandings, written and oral, relating to the subject matter thereof, including, without limitation, all letters of intent and summary term sheets heretofore executed or examined by the parties.

       11.11 Governing Law. THIS AGREEMENT, AND EACH OTHER AGREEMENT REQUIRED TO BE ENTERED INTO PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, SHALL, EXCEPT AS MAY OTHERWISE BE SPECIFICALLY PROVIDED TO THE CONTRARY THEREIN, BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

       11.12 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including, without limitation any claim for violation of securities laws, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in Houston, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

       11.13 Expenses and Attorneys' Fees. The Company shall pay up to $10,000 of all Steven P. Rosenberg's reasonable costs and expenses that are incurred with respect to the negotiation, execution, closing, delivery and performance of this Agreement, each other agreement required to be entered into pursuant to the terms and conditions of this Agreement and the prior agreement negotiated but not executed with Alfredo Brener and American Breco Corporation Texas, Inc. by Steven P. Rosenberg. The Company's obligation to pay Steven P. Rosenberg's expenses shall not be incurred by the Company until the Closing.

       11.14 Language. The language used in this Agreement, and the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, shall be deemed to be language chosen by the parties thereto to express their mutual intent, and no rule of strict construction against any party shall apply to any term or condition thereof.

       11.15 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

       11.16 Waiver. No waiver by any party of the performance of any provi-sion, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other party from, performance of any other provision, condition or requirement herein; nor deemed to be a waiver of, or in any manner release the other party from future performance of the same provision, condition or requirement; nor shall any delay or omission by any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

       11.17 No Third-Party Beneficiaries. Nothing contained in this Agreement shall be construed to give any person other than the Company and Investors, their successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement.





                             SIGNATURE PAGE FOLLOWS

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


THE COMPANY:                               PACKAGED ICE, INC.


                                           By:
--------                                      --------------------------------
                                                  James F. Stuart, President


THE INVESTORS:



--------                                   -----------------------------------
                                           (Signature)




--------                                   -----------------------------------
                                           (Printed Name)




--------                                   -----------------------------------
                                           (Title, if applicable)

Attachments:

Schedule A - Investors
Schedule B - Disclosure Schedule
Exhibit 5.3 - Opinion of Counsel
Exhibit 5.5 - Amended and Restated Voting Agreement
Exhibit 5.6 - Amended and Restated Shareholders Agreement
Exhibit 5.7 - Parallel Exit Agreement

                                   SCHEDULE A



                                        SHARES OF
               INVESTOR                COMMON STOCK      PRICE        TOTAL
  ----------------------------------------------------------------------------
  Erica Jesselson, Lucy Lang,                 50,000       $5.00      $250,000
  Claire Strauss, Michael G.
  Jesselson, Benjamin J. Jesselson
  Trustees UID 12/18/80 FBO
  Michael G. Jesselson
  1301 Avenue of the Americas,
  Suite 4101
  New York, New York 10019

  Erica Jesselson, Lucy Lang,                 50,000       $5.00      $250,000
  Claire Strauss, Michael G.
  Jesselson, Benjamin J. Jesselson
  UID 12/18/80 FBO Grandchildren
  1301 Avenue of the Americas,
  Suite 4101
  New York, New York 10019

  Steven P. Rosenberg                        100,000       $5.00      $500,000
  12124 Madeleine Circle
  Dallas, TX  75230
  J. Brad Fillmore                            10,000       $5.00       $50,000
  Alliance Capital
  3050 Post Oak Blvd.
  Suite 500
  Houston, TX  77056

  Lancer Corporation                          45,000       $5.00      $225,000
  235 W. Turbo
  San Antonio, TX  78216

                                        SHARES OF
               INVESTOR                COMMON STOCK      PRICE        TOTAL
  ----------------------------------------------------------------------------
  Southwest Texas Equipment                   15,000       $5.00       $75,000
  Distributors, Inc.
  Attention:  Jack Lewis, III,
  President
  1120 E. Durango
  San Antonio, TX  78210

  Jeff Hinson                                  5,000       $5.00       $25,000
  Alliance Capital
  3050 Post Oak Blvd.
  Suite 500
  Houston, TX  77056

  Alexander Cunningham Lasater                 5,000       $5.00       $25,000
  Grupo Comercial Santa Fe
  Diego de Almagro #105 Pte.
  Col. Mirasierra
  San Pedro Garza Carcia, N.L.
  C.P.  66240





                                       27